Power of Attorney

The undersigned, Cindy K. Andreotti hereby constitutes and

appoints Linda R. Witte, Kenneth R. Batko and James C. Gari

and each of them, as the undersigned's true and lawful

attorney-in-fact and agent, with full power of substitution

and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all SEC statements of beneficial ownership of securities on Forms 3, 4 and 5 as

required under Section 16(a) of the Securities Exchange Act of

1934 and the rules thereunder as an officer and/or director of

APAC Customer Services, Inc. (the "Company"), and to file the same therwith, with the power and authority to do and perform each act and same therewith, with the power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully to all intents

and purposes as the undersigned might or could do in person,

hereby ratifying and confirming all that said attorney-in-

fact may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

A copy of this Power of Attorney shall be filed with the

Securities and Exchange Commission.  The authorization set

forth above shall continue in full force and effect until

the undersigned is no longer required to file Forms 3, 4

and 5 with respect to the Company's securities, unless

earlier revoked by written instructions to the attorney-

in-fact.

Dated 4/21/05

/s/Cindy K. Andreotti

Director